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                                                              EXHIBIT 10(f) (ii)

                              AMENDMENT NUMBER ONE
                                     TO THE
                               HARRIS CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                  WHEREAS, Harris Corporation, a Delaware corporation (the "Corporation") has heretofore adopted and maintains the Harris Corporation Supplemental Executive Retirement Plan, as amended and restated effective January 1, 1998 (the "Plan");

                  WHEREAS, the Corporation, by action of the Investment Committee - Retirement Plans of the Corporation's Board of Directors (the "Committee") has the authority to amend the Plan pursuant to Section 8.1 of the Plan.

                  NOW, THEREFORE, pursuant to the power of amendment contained in Section 8.1 of the Plan, the Plan is hereby amended effective April 1, 2001 in the following respects:

         1. Section 3.1 of the Plan is hereby amended to replace the words "described in Article IV" appearing in the second sentence thereof with the words "in the time and the manner prescribed by the Committee".

         2. Section 4.1 of the Plan is hereby amended to read as follows:

         4.1 CONTRIBUTION AMOUNTS. A Participant whose Pre-Tax Contributions, Matching Pre-Tax Contributions or Profit Sharing Contributions under the Retirement Plan are limited for a Plan Year by section 401(a)(17), 401(k)(3), 401(m)(2)(A), 401(g) or 415 of the Code shall have amounts credited to his or her Account for the remainder of such Plan Year that
         (i) in respect of limited Pre- Tax Contributions, are determined by applying to the Participant's Compensation the same percentage contribution rate for Pre-Tax Contributions in effect on the date as of which any of such sections of the Code first became applicable to Pre-Tax Contributions and (ii) in respect of limited Matching Pre-
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         Tax Contributions, are determined by applying to the Participant's
         Compensation the same percentage contribution rate for Pre-tax Contributions in effect on the date as of which any of such sections of the Code first became applicable to Matching Pre-Tax Contributions. Any amounts attributable to Pre-Tax or Matching Pre-Tax Contributions not credited to the Participant's Retirement Plan account shall be credited to the Participant's Account at the time or times any such amount would have been credited to the Participant's Retirement Plan account but for the limitations set forth in the Code.

         3. Section 5.2(a) of the Plan is hereby amended to read as follows:

                  (a) RETIREMENT PLAN PARTICIPANTS. Each Participant shall have the right to direct the investment of the amounts credited to his Account among the investment funds designated by the Committee from time to time in accordance with the rules and procedures established by the Committee.



                 APPROVED by the HARRIS CORPORATION INVESTMENT
          COMMITTEE - RETIREMENT PLANS on this 10 day of April, 2001.

                                       Attest:



                                       /s/ J.P. Morrill
                                       ----------------------------------
                                       Secretary